Exhibit 99.2

                   SUNPOWER REPORTS THIRD QUARTER 2006 RESULTS

     SAN JOSE, Calif., Oct. 19 /PRNewswire-FirstCall/ -- SunPower Corporation (Nasdaq: SPWR) today announced that revenue for the third quarter ended September 30, 2006 was $65.3 million, up 19% from the prior quarter's revenue of $54.7 million and up 198% from the third quarter 2005 revenue of $21.9 million.

     GAAP net income for the quarter was $9.6 million, or $0.13 diluted earnings per share, compared to last quarter's net income of $5.4 million or $0.08 per share and the third quarter 2005 net loss of $1.6 million.

     On a non-GAAP basis, excluding amortization of intangible assets, stock-based compensation and the related tax effects, third quarter net income was $12.1 million or $0.16 diluted earnings per share, compared to the prior quarter's non-GAAP net income of $7.5 million and the third quarter 2005 non-GAAP net loss of $0.1 million.

    Tom Werner, SunPower's CEO, said, "We posted another strong quarter with operating results that exceeded our announced objectives. We saw excellent execution across the company, with significant progress on a number of fronts. Our plans for rapid growth continue on track: SunPower has tripled solar cell manufacturing capacity over the past year and we plan to more than double that capacity by the end of next year while rapidly expanding our panel manufacturing in parallel. We have entered into a joint venture to construct and operate a new silicon ingot manufacturing facility in Korea. Our R&D group is establishing a formidable intellectual property position. Our marketing team is leveraging SunPower's industry-leading technology to deliver our customers highly differentiated products that combine superior performance with a more attractive appearance.

     "We are particularly excited about the announcement of our new SPR-315 solar panel earlier this week," continued Werner. "This groundbreaking product incorporates our new 22% efficient Gen 2 solar cells and is rated at 315 watts -- about twice the power of conventional solar panels. Gen 2 technology is an important element in our roadmap to drive down the installed cost of solar systems to be competitive with retail electric rates in five to ten years."

     Highlights for the quarter included:

     -- CTO wins Becquerel Prize: SunPower's founder and Chief Technology Officer, Richard Swanson, received the 2006 Becquerel Prize for his outstanding contributions to the development of high-efficiency solar cells. Dr. Swanson is the second American, and the 14th recipient, to receive this honor bestowed by the Commission of the European Communities. Dr. Swanson is one of only two solar scientists to win both the Becquerel Prize and the William R. Cherry Award, which he received in 2002 from the IEEE for outstanding contributions to the photovoltaic field.

     -- Production of 22% Gen 2 solar cells: The production ramp of Gen 2 solar cells on Line 4 at Fab 1 is on schedule and on budget. SunPower's 22% efficient Gen 2 technology has been manufactured in volume on existing equipment and will begin volume production over the next two quarters. Our Gen 2 solar cells will be a full 2 percentage points higher in efficiency than the minimum 20% rating of SunPower's A-300 solar cells. Gen 2 cells will extend SunPower's efficiency advantage compared to conventional cell technology with efficiencies in the 14-15% range.

     -- Improved silicon utilization: SunPower has completed its transition to 190 micron thick wafers on all manufacturing lines. This achievement improved silicon utilization in the third quarter to under 7.5 grams/watt. Gen 2 technology, with a rated solar cell efficiency 10% higher than SunPower's current A-300 cells, is expected to drive further silicon utilization improvements to approximately 7 grams/Watt on Line 4.

     -- Build-out of Fab 2: Engineering and site preparation at SunPower's second solar cell manufacturing facility is now complete. Equipment has been ordered for the first two out of ten planned cell manufacturing lines in this new facility, with equipment deliveries expected to begin in early 2007. These new manufacturing lines are designed to produce 22% efficient Gen 2 solar cells and have a nameplate capacity of 33 MW each. Three lines are planned to begin production in 2007 and five additional lines are planned to begin production for 2008. Adding these eight lines to the four lines at Fab 1 would bring total solar cell production capacity to approximately 372 megawatts.

     -- Start-up of in-house panel production: SunPower began solar panel production at its new highly automated panel assembly factory located near Fab 1 in the Philippines. The new factory is designed to allow for future transition to significantly thinner wafers, and is tooled to manufacture SunPower's recently announced higher efficiency 315 watt solar panels as well as our current solar panel products.

     -- Creation of a JV ingot manufacturing company: SunPower signed an agreement with Woongjin Coway, a leading Korean manufacturer of environmental products, to create a joint venture to manufacture silicon ingots. The joint venture is intended to produce ingots for SunPower using polysilicon sourced under a previously announced supply agreement with DC Chemical. The joint venture plans to begin ordering ingot pulling equipment in the fourth quarter 2006 with a goal of initial production in the second half of 2007.

     -- Increased market share: Over the past four quarters SunPower increased by a factor of seven its share of the California residential solar retrofit market as measured by kilowatts installed. During the third quarter, as reported by the California Energy Commission, SunPower captured a 14% share of this market. Domestically, SunPower's high efficiency solar systems are sold through a network of 56 dealers in thirteen states, and sold internationally through selected systems integrators.

     "Procuring silicon to fuel our rapid growth continues to be a primary focus for SunPower," said Werner. We have had considerable success in obtaining both raw polysilicon and silicon ingots for our current and future needs."

     SunPower's silicon position has remained stable over the last quarter.

     -- Polysilicon supply: SunPower currently has contracts with the top three incumbent polysilicon manufacturers. SunPower is also working in partnership with two new entrants in the polysilicon market, M.Setek and DC Chemical, who are also building new polysilicon capacity to support SunPower's growth.

     -- Ingot supply: SunPower buys polysilicon and supplies it to its ingot manufacturers. SunPower recently signed a supply agreement with REC SiTech, adding to its roster of contracted ingot suppliers. SunPower's newly announced joint venture with Woongjin Coway will expand its ingot supply base.

     -- Overall Silicon Supply Position: The table below shows how SunPower's current Silicon supply positions support its announced capacity ramp plan.

                                                  2006     2007     2008
                                                 ------   ------   ------
Expected January 1 Nameplate
 Capacity (megawatts)                                50      108      207
Production Capacity Supported by
 Silicon Contracted to date (megawatts)              65      110      250
Annual Cash Required for Silicon prepayments
 in Advance of Delivery ($ millions)             $ 47.6*  $ 48.3   $ 18.3

     * Fourth quarter of 2006 only.

     "Our strong execution in the third quarter allowed SunPower to grow its revenue by 19% over the previous quarter and improve non-GAAP gross margin from 24% in the second quarter 2006 to 25% in the third quarter 2006," continued Werner. During the next two quarters we plan to further reduce wafer thickness and demonstrate our ability to mass produce 22% efficient Gen 2 solar cells. We expect stable to slightly increasing silicon prices and stable ASPs during this period. We will mitigate these effects through better silicon utilization, improved economies of scale and incremental manufacturing process improvements.

     "Our execution track record and increased visibility with respect to silicon supply allow us to provide revenue guidance for the fourth quarter of 2006 of between $70 to $72 million with expected non-GAAP gross margin of 25% to 26% and diluted non-GAAP net income per of share of $0.16 to $0.17," Werner said.(1) "We reiterate our 2007 revenue guidance of greater than $360 million and expect to hit our non-GAAP target model as a percentage of revenue of 30% gross margin, 10% operating expenses and 20% operating income in the second half of 2007."(2)

     About SunPower

     SunPower Corp. designs and manufactures high efficiency silicon solar cells and solar panels based on an all-back contact cell design. SunPower's solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. For more information on SunPower or solar technology, please visit the SunPower website at http://www.sunpowercorp.com. SunPower is a majority owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

     Forward Looking Statements

     Statements herein that are not historical facts and that refer to SunPower's plans and expectations for revenue, gross margin and net income for the fourth quarter and the full year of 2006 and the full year of 2007, SunPower's and expectations for gross margin in the second half of 2007; expected expenditures and deliveries under SunPower's supply contracts; the future construction and operation of SunPower's manufacturing facilities, including with respect to new products; the timing of future manufacturing capacity increases; the future operations of the Woongnjin Coway joint venture; future technological advancements and the performance of new products; trends in SunPower's ASPs and in polysilicon prices; SunPower's ability to achieve greater manufacturing efficiency; and the future supply of polysilicon and ingots, are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We use words such as "believes," "plans" and "expects" and similar expressions to identify forward-looking statements. Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to business and economic conditions and growth trends in the solar power industry, our ability to obtain adequate supply of polysilicon and silicon ingots to manufacture our products and the price we pay for such material, our ability to ramp new production lines, the potential renegotiation of or non-performance by parties to our supply contracts, our ability to realize expected manufacturing efficiencies, production difficulties that could arise, the success of our ongoing research and development efforts, and other risks described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any such forward-looking statements.

     To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, stock-based compensation and the related tax effects. Management does not consider these charges in evaluating the core operational activities of the Company. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate the Company's current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

     Fiscal Periods

     The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end. For simplicity, the company labels its fiscal quarters as ending on the calendar quarter date.

     SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.

     (1) The estimated GAAP gross margin in the fourth quarter of 2006 is approximately 24%. The estimated GAAP diluted net income per share in the fourth quarter of 2006 is approximately $0.12 to $0.13.
     (2) Anticipated GAAP gross margin, operating expenses and operating income as a percentage of revenue are approximately 29%, 11% and 18%, respectively.

                              SUNPOWER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                   (Unaudited)

                                                Sep. 30,     Dec. 31,
                                                  2006         2005
                                               ----------   ----------
                ASSETS

Cash and cash equivalents                      $  253,735   $  143,592
Short-term investments                             19,897           --
Accounts receivable, net                           47,067       25,498
Inventories                                        26,069       13,147
Prepaid expenses and other assets                  36,051        3,236
Property and equipment, net                       163,455      110,559
Goodwill and other intangible assets, net          18,096       21,622

  Total assets                                 $  564,370   $  317,654

   LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities       $   47,246   $   21,604
Customer advances                                  40,497       37,400
  Total liabilities                                87,743       59,004

Stockholders' equity                              476,627      258,650

  Total liabilities and stockholders' equity   $  564,370   $  317,654

                              SUNPOWER CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (On a GAAP basis)
                      (In thousands, except per share data)

                                   (Unaudited)

                                                THREE MONTHS ENDED                NINE MONTHS ENDED
                                      -------------------------------------    -----------------------
                                       Sep. 30,     Jun. 30,      Sep. 30,      Sep. 30,     Sep. 30,
                                         2006         2006          2005          2006         2005
                                      ----------   ----------    ----------    ----------   ----------
Revenues                              $   65,348   $   54,695    $   21,903    $  162,001   $   49,395
Cost of revenues                          50,164       43,248        18,953       129,678       49,631

Gross margin                              15,184       11,447         2,950        32,323         (236)

Operating expenses:
  Research and development                 2,536        2,588         1,481         7,120        4,508
  Selling, general and
   administrative                          6,206        4,985         2,877        15,572        6,880

Total operating expenses                   8,742        7,573         4,358        22,692       11,388

Operating income (loss)                    6,442        3,874        (1,408)        9,631      (11,624)

Interest and other income
 (expense), net                            3,958        1,922          (222)        6,851       (3,579)

Income (loss) before
 income tax provision                     10,400        5,796        (1,630)       16,482      (15,203)

Income tax provision                         832          412            --         1,275           --

Net income (loss)                     $    9,568   $    5,384    $   (1,630)   $   15,207   $  (15,203)

Net income per share:
  - Basic                             $     0.14   $     0.08                  $     0.24
  - Diluted                           $     0.13   $     0.08                  $     0.22

Shares used in calculation of
 net income per share:
  - Basic                                 68,947       64,040                      64,704
  - Diluted                               73,899       69,408                      70,080

Reconciliation of net income
 (loss) to non-GAAP net income
 (loss):
Net income (loss) before
 income taxes                         $    9,568   $    5,384    $   (1,630)   $   15,207   $  (15,203)
Reconciling items:
  Stock-based compensation
   expenses                                1,157        1,137           326         3,706          510
  Amortization of intangible assets        1,176        1,175         1,176         3,526        3,529
  Tax effect                                 195         (162)           --            33           --
Non-GAAP net income (loss)            $   12,096   $    7,534    $     (128)   $   22,472   $  (11,164)

Non-GAAP:
  Basic net income per share          $     0.18   $     0.12                  $     0.35
  Diluted net income per share        $     0.16   $     0.11                  $     0.32

Shares used in calculation of
 non-GAAP net income per share:
  Basic                                   68,947       64,040                      64,704
  Diluted                                 73,899       69,408                      70,080

                              SUNPOWER CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (On a non-GAAP basis)
                      (In thousands, except per share data)

                                   (Unaudited)

                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                      -------------------------------------    -----------------------
                                       Sep. 30,     Jun. 30,      Sep. 30,      Sep. 30,     Sep. 30,
                                         2006         2006          2005          2006         2005
                                      ----------   ----------    ----------    ----------   ----------
Revenues                              $   65,348   $   54,695    $   21,903    $  162,001   $   49,395
Cost of revenues                          48,788       41,839        17,614       125,524       45,847

Gross margin                              16,560       12,856         4,289        36,477        3,548

Operating expenses:
  Research and development                 2,200        2,324         1,359         6,101        4,317
  Selling, general and
   administrative                          5,585        4,346         2,836        13,513        6,816

    Total operating expenses               7,785        6,670         4,195        19,614       11,133

Operating income (loss)                    8,775        6,186            94        16,863       (7,585)

Interest and other income
 (expense), net                            3,958        1,922          (222)        6,851       (3,579)

Income (loss) before
 income tax provision                     12,733        8,108          (128)       23,714      (11,164)

Income tax provision                         637          574            --         1,242           --

Net income (loss)                     $   12,096   $    7,534    $     (128)   $   22,472   $  (11,164)

Basic net income per share            $     0.18   $     0.12                  $     0.35
Diluted net income per share          $     0.16   $     0.11                  $     0.32

Shares used in calculation of
 non-GAAP net income per share:
  Basic                                   68,947       64,040                      64,704
  Diluted                                 73,899       69,408                      70,080

                              SUNPOWER CORPORATION
              RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
                                   (Unaudited)
                      (In thousands, except per share data)

NET INCOME PER SHARE:

                                       THREE MONTHS ENDED   NINE MOS.
                                      -------------------     ENDED
                                      Sep. 30,   Jun. 30,   Sep. 30,
                                        2006       2006       2006
                                      --------   --------   ---------
Basic:
GAAP net income per share             $   0.14   $   0.08   $    0.24
Reconciling items:
  Amortization of intangible assets       0.02       0.02        0.06
  Stock-based compensation expense        0.02       0.02        0.05
Non-GAAP net income per share         $   0.18   $   0.12   $    0.35

Diluted:
GAAP net income per share             $   0.13   $   0.08   $    0.22
Reconciling items:
  Amortization of intangible assets       0.02       0.02        0.05
  Stock-based compensation expense        0.01       0.01        0.05
Non-GAAP net income per share         $   0.16   $   0.11   $    0.32

STATEMENT OF OPERATIONS DATA:

                                                THREE MONTHS ENDED                NINE MONTHS ENDED
                                      -------------------------------------    -----------------------
                                       Sep. 30,     Jun. 30,      Sep. 30,      Sep. 30,     Sep. 30,
                                         2006         2006          2005          2006         2005
                                      ----------   ----------    ----------    ----------   ----------
GAAP cost of revenue                  $   50,164   $   43,248    $   18,953    $  129,678   $   49,631
Amortization of intangible
 assets                                   (1,176)      (1,175)       (1,176)       (3,526)      (3,529)
Stock-based compensation                    (200)        (234)         (163)         (628)        (255)
Non-GAAP cost of revenue              $   48,788   $   41,839    $   17,614    $  125,524   $   45,847

GAAP research and
 development expense                  $    2,536   $    2,588    $    1,481    $    7,120   $    4,508
Stock-based compensation                    (336)        (264)         (122)       (1,019)        (191)
Non-GAAP research and
 development expense                  $    2,200   $    2,324    $    1,359    $    6,101   $    4,317

GAAP selling, general and
 administrative expense               $    6,206   $    4,985    $    2,877    $   15,572   $    6,880
Stock-based compensation                    (621)        (639)          (41)       (2,059)         (64)
Non-GAAP selling, general
 and administrative expense           $    5,585   $    4,346    $    2,836    $   13,513   $    6,816

GAAP operating income
 (loss)                               $    6,442   $    3,874    $   (1,408)   $    9,631   $  (11,624)
Amortization of intangible
 assets                                    1,176        1,175         1,176         3,526        3,529
Stock-based compensation                   1,157        1,137           326         3,706          510
Non-GAAP operating income
 (loss)                               $    8,775   $    6,186    $       94    $   16,863   $   (7,585)

GAAP income (loss) before
 income tax provision                 $   10,400   $    5,796    $   (1,630)   $   16,482   $  (15,203)
Amortization of
 intangible assets                         1,176        1,175         1,176         3,526        3,529
Stock-based compensation                   1,157        1,137           326         3,706          510
Non-GAAP income (loss)
before income tax provision           $   12,733   $    8,108    $     (128)   $   23,714   $  (11,164)

GAAP net income (loss)                $    9,568   $    5,384    $   (1,630)   $   15,207   $  (15,203)
Amortization of intangible
 assets                                    1,176        1,175         1,176         3,526        3,529
Stock-based compensation                   1,157        1,137           326         3,706          510
Tax effect                                   195         (162)           --            33           --
Non-GAAP net income
 (loss)                               $   12,096   $    7,534    $     (128)   $   22,472   $   (11,164)

SOURCE  SunPower Corporation
    -0-                             10/19/2006
    /CONTACT: Julie Blunden, +1-408-240-5577, or Manny Hernandez, +1-408-240-5574, both of SunPower Corporation/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.sunpowercorp.com /
    (SPWR CY)